UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 6, 2023 (October 4, 2023)

Akili, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40558	92-3654772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Broad Street, Fifth Floor, Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 456-0597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Chair and CEO Leadership Transition; Director Resignation

Effective October 5, 2023 (the “Transition Date”), the Board of Directors (the “Board”) of Akili, Inc. (the “Company”) approved a leadership transition of W. Edward Martucci II, Ph.D., one of the Company’s co-founders, from Chief Executive Officer of the Company to Chair of the Board and an advisor to the Company, and the appointment of Matthew Franklin, the Company’s President and Chief Operating Officer, to President and Chief Executive Officer and principal executive officer of the Company, effective as of the Transition Date.

On the Transition Date, the Board also elected Mr. Franklin as a member of the Board, effective as of the Transition Date, filling the director vacancy resulting from Chamath Palihapitiya’s resignation from the Board (and from his role as Chair of the Board). Mr. Palihapitiya informed the Board of his resignation, effective immediately, on October 4, 2023 and his resignation was not due to any disagreement with the Company.

Mr. Franklin will serve as a Class III director on the Board, and his initial term as a director will expire at the Company’s 2025 annual meeting of stockholders. As an executive officer of the Company, Mr. Franklin is not independent under the Nasdaq Marketplace Rules and the Company’s criteria for determining director independence.

Mr. Franklin, 50, served as our President and Chief Operating Officer from August 2022 to the Transition Date. Mr. Franklin served in the same capacity at legacy Akili from June 2022 until August 2022. Prior to joining us, from January 2021 to June 2022, Mr. Franklin served as General Manager of the Precision Oncology business unit at Exact Sciences Corp., a publicly traded molecular diagnostics company. From March 2020 to January 2021, Mr. Franklin served as Chief Commercial Officer of Thrive Earlier Detection Corp., a healthcare company, where he led the go-to-market strategy development for their multi-cancer early detection assay. From August 2018 to January 2020, Mr. Franklin served as Chief Business Officer of ArcherDX Inc., a growth-stage molecular diagnostics company, where he was responsible for establishing and scaling the global sales, customer support, marketing, market access, business development and corporate development teams. From March 2015 to July 2018, Mr. Franklin served as Senior Vice President of Global Marketing and Clinical Product Strategy of Foundation Medicine Inc., a molecular insights company which was acquired by Roche Holdings, Inc. in 2018. Mr. Franklin holds a B.A. in English Literature from Northwestern University and an MBA from the University of Michigan, Ann Arbor.

There are no arrangements or understandings between Mr. Franklin and any other person pursuant to which he was selected as a director of the Company. Mr. Franklin previously entered into an indemnification agreement on the Company’s standard form, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40558) on August 23, 2022. Other than Mr. Franklin’s employment arrangement with the Company, there have been no related party transactions between the Company and Mr. Franklin that would be reportable under Item 404(a) of Regulation S-K. Mr. Franklin has no family relationship with any of the executive officers or directors of the Company. As an executive of the Company, Mr. Franklin will not be eligible for any additional compensation as part of his service as a director.

Franklin Employment Arrangement

In connection with Mr. Franklin’s appointment as the Company’s President and Chief Executive Officer, Mr. Franklin will receive an annual base salary of $550,000 and will be eligible for an annual target bonus opportunity equal to 60% of his annual base salary, each effective as of the Transition Date.

In addition, the Board approved a grant to Mr. Franklin, effective as of October 12, 2023 (the “Option Grant Date”), of a stock option to purchase up to 1,057,180 shares (the “Option”) of common stock of the Company (“Common Stock”) at an exercise price equal to the closing price of the Common Stock on the Nasdaq Capital Market on the Option Grant Date. The shares of Common Stock underlying the Option will vest in eight (8) equal semiannual installments over a four (4)-year period following the Option Grant Date, subject to Mr. Franklin’s continued service on each such vesting date.

Mr. Franklin is also eligible for severance benefits under the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”). Under the Severance Plan, if the Company terminates Mr. Franklin’s employment without “cause” or if Mr. Franklin resigns from his employment with the Company for “good reason” (each as defined in the Severance Plan) prior to or more than 12 months following a change in control (as detailed in the Severance Plan), he will be entitled to receive (i) an amount equal to his monthly base salary multiplied by 12 plus (ii) an amount equal to the monthly employer COBRA premium for the same level group health coverage in effect on the date of termination for 12 months following the date of such termination (subject to his continued eligibility for such COBRA coverage as detailed in the Severance Plan). If the Company terminates Mr. Franklin’s employment without “cause” or he resigns from his employment with the Company for “good reason” within the “change in control period (as defined in the Severance Plan), he will be entitled to receive (a) his monthly base salary multiplied by 18 plus (b) 1.5 times his target bonus opportunity plus (c) an amount equal to the monthly employer COBRA premium for the same level group health coverage as in effect for Mr. Franklin on the date of termination for 18 months following the date of such termination (subject to his continued eligibility for such COBRA coverage as detailed in the Severance Plan) plus (d) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by Mr. Franklin, full accelerated vesting of such awards.

Martucci Advisor Arrangement

In addition to assuming the role of Chair of the Board, Dr. Martucci has agreed to assist the Company in an advisory capacity for one (1) year from the Transition Date under the terms of an advisor agreement entered into with the Company on October 5, 2023 (the “Advisor Agreement”) that became effective as of the Transition Date. Pursuant to the Advisor Agreement, Dr. Martucci will receive (i) a monthly fee of $46,785 per month in exchange for approximately 40 hours of mutually agreed services per week through December 31, 2023 and (ii) $500 per hour for mutually agreed services beginning January 1, 2024 through October 5, 2024. As part of the Advisor Agreement, and notwithstanding his continued service to the Company, Dr. Martucci has agreed to forfeit seventy-five percent (75%) of his November 2, 2022 grant of performance-based restricted stock units. Dr. Martucci’s outstanding equity awards following the aforementioned forfeiture shall continue to vest in accordance with their terms. The Advisor Agreement is subject to Dr. Martucci’s execution and non-revocation of a standard release of claims.

Amendment to Non-Employee Director Compensation Policy

On August 2, 2023, the Board approved an amendment to the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”) to (i) provide that equity awards granted to directors annually as of the date of the Company’s annual meeting of stockholders, starting with the Company’s 2024 annual meeting of stockholders, shall be prorated based on the number of days of services on the Board as of the grant date of such first annual equity award to any directors who are not employees or officers of the Company or its subsidiaries (“Outside Directors”) and (ii) provide that, effective as of May 3, 2023, Outside Directors are eligible to receive cash and equity compensation under the Director Compensation Policy.

Martucci Director Compensation

From and after October 6, 2023 (i.e. the day after the Transition Date), and for so long as Dr. Martucci remains a non-employee member of the Board, Dr. Martucci will be eligible for cash and equity compensation for his service as an Outside Director on the Board and as non-executive Chair of the Board (as applicable), pursuant to the terms of the Director Compensation Policy.

The foregoing descriptions of the Severance Plan, Dr. Martucci’s Advisor Agreement and the Director Compensation Policy do not purport to be complete and are qualified in their entirety by reference to the Advisor Agreement and Director Compensation Policy, copies of which will be filed with the SEC in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023, and the Severance Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2022 (File No. 001-40558).

Item 7.01	Regulation FD Disclosure

On October 6, 2023, the Company issued a press release announcing the leadership transition detailed above in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description of Exhibit

99.1	Press Release issued by Akili, Inc. on October 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K and the accompanying exhibit contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this Current Report on Form 8-K and the accompanying exhibit related to: the Company’s recently-announced business strategy and plans to transition to a non-prescription model; the Company’s plans to explore opportunities and to drive success and value for shareholders; and the Company’s expectations regarding its ability to increase patient access to its treatments and to remove friction for customers by reducing its reliance on intermediaries. Any forward-looking statements in this Current Report on Form 8-K and the accompanying exhibit are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K and the accompanying exhibit, including, without limitation, risks and uncertainties related to: the Company’s ability to successfully navigate the leadership transition; the Company’s ability to successfully further commercialize and obtain approval from FDA for EndeavorOTC; the Company’s ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among healthcare providers, caregivers, and patients; the Company’s ability to successfully commercialize and support its EndeavorRx prescription product and to obtain further FDA approval to successfully convert its EndeavorRx product to an over-the-counter product; the Company’s ability to defend its intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the risk of downturns and a changing regulatory landscape in the highly competitive industry in which the Company operates; the timing and results expected from the Company’s and its partners’ clinical trials and its reliance on third parties for certain aspects of its business; the Company’s ability to accurately estimate expenses, capital requirements, and needs for additional financing; and other risks identified in the Company’s current filings and any subsequent filings made with the Securities and Exchange Commission (SEC). The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.

By:	/s/ Santosh Shanbhag
Name:	Santosh Shanbhag
Title:	Chief Financial Officer

Date: October 6, 2023